UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2013

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Edward J. Gaio

On December 17, 2013, Hardinge Inc. (the “Company”) and Edward J. Gaio, Vice President - Business Development, entered into an Amended and Restated Employment Agreement (the “Gaio Employment Agreement”).  The Gaio Employment Agreement is substantively the same as the Employment Agreement dated March 7, 2011 by and between the Company and Mr. Gaio (which agreement was the subject of the Company’s Current Report on Form 8-K filed on March 11, 2011), as amended by an Amendment No. 1 to Employment Agreement dated February 14, 2012 (which amendment was the subject of the Company’s Current Report on Form 8-K filed on February 17, 2012), except that Mr. Gaio’s title has been changed to Vice President - Business Development.

Amended and Restated Employment Agreement with Douglas J. Malone

On December 17, 2013, the Company and Douglas J. Malone, Vice President and Chief Financial Officer, entered into an Amended and Restated Employment Agreement (the “Malone Employment Agreement”).

The initial term of the Malone Employment Agreement expires March 7, 2014 with automatic one-year extensions unless either party gives a 60-day notice prior to the expiration of the then current term.  Upon a change in control (as defined in the agreement) of the Company, the term of the Malone Employment Agreement is automatically extended for a period of two years commencing on the date of the change in control.

The Malone Employment Agreement provides an increase in Mr. Malone’s annual base salary rate from $175,000 to $210,000, effective January 1, 2014.  Thereafter, Mr. Malone’s base salary if subject to annual review by the Company’s Board of Directors.  Mr. Malone is eligible for an annual bonus in the sole and absolute discretion of the Board of Directors and is eligible to participate in all pension and welfare benefit programs generally made available to the Company’s executive employees.

The Malone Employment Agreement provides that if the Company terminates Mr. Malone’s employment without cause (as defined in the Agreement) or he resigns for good reason (as defined in the agreement) prior to a change in control, then he will be entitled to severance payments equal to his base salary and is entitled to continued participation in all Company welfare plans, for a period of twelve months, provided he tenders a release to the Company.  Following a change in control, if Mr. Malone’s employment is terminated by the Company without cause or by Mr. Malone for good reason within twelve months after a change in control, then Mr. Malone will be entitled to severance payments equal to 1.5 times the sum of his current annual base salary and his average bonus over the prior three years and is entitled to continued participation in all Company welfare plans for a period of eighteen months.  In the event of termination of Mr. Malone’s employment by reason of death, disability, retirement or termination by the Company for cause, he is entitled to his base salary and benefits through the date of termination of employment.  The above-described severance payments to Mr. Malone are payable in installments intended to comply with Internal Revenue Code Section 409A and the regulations thereunder.

The Malone Employment Agreement also contains covenants protecting the Company’s intellectual property and confidential information and restricting competition with the Company if termination of employment occurs prior to a change in control.

Item 9.01  Financial Statements and Exhibits

10.1  Amended and Restated Employment Agreement between Hardinge Inc. and Edward J. Gaio

10.2  Amended and Restated Employment Agreement between Harding Inc. and Douglas J. Malone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: December 20, 2013	By:	/s/ Richard L. Simons
Richard L. Simons
Chairman, President and Chief Executive Officer